      [/TABLE]
THE NARRAGANSETT ELECTRIC COMPANY
Balance Sheet
At September 30, 2000
(Unaudited)
[CAPTION]
ASSETS
------
                         (In Thousands)
[S][C]


Utility plant, at original cost     $1,006,770
     Less accumulated provisions for depreciation     337,789
                         ----------
                         668,981
Construction work in progress     1,343
                         ----------
          Net utility plant     670,324
                         ----------
Goodwill, net of amortization     488,335

Current assets:
     Cash          6,226
     Accounts receivable:
          From electric energy services, including unbilled revenues
121,248
          Other (including $6,502,000 from affiliates)     10,762
               Less reserves for doubtful accounts     4,943
                         ----------
                         127,067
     Materials and supplies, at average cost     5,480
     Prepaid and other current assets     11,993
                         ----------
               Total current assets     150,766
                         ----------
Deferred charges and other assets     138,274
                         ----------
                         $1,447,699
                         ==========


CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Common stock, par value $50 per share,
          authorized and outstanding 1,132,487 shares     $   56,624
     Other paid-in capital     785,230
     Retained earnings     9,293
     Unrealized gain on securities, net     160
                         ----------
               Total common equity     851,307
     Cumulative preferred stock     7,238
     Long-term debt     153,845
                         ----------
               Total capitalization     1,012,390
                         ----------
Current liabilities:
     Short-term debt to affiliates     111,441
     Accounts payable (including $22,670,000 to affiliates)     68,119
     Accrued liabilities:
          Interest     3,033
          Other accrued expenses     19,752
     Customer deposits     3,688
     Dividends payable     94
                         ----------
               Total current liabilities     206,127
                         ----------
Deferred federal and state income taxes     113,196
Unamortized investment tax credits     8,478
Other reserves and deferred credits     107,508
                         ----------
                         $1,447,699
                         ==========

      NATIONAL GRID USA
(Parent Company Only)
 Balance Sheet
At September 30, 2000
(Unaudited)

ASSETS
------
     (In Thousands)
Investments:
     Common stocks of subsidiaries, at equity     $3,457,466
     Notes of subsidiaries     384,364
     Other investments     43,427
          ----------
     Total investments     3,885,257
          ----------
Current assets:
     Cash     2,977
     Other accounts receivable     4,686
     Notes receivable from affiliates     210,650
     Interest and dividends receivable from affiliates     3,630
     Asset held for sale     61,346
     Prepaid and other current assets     8,773
          ----------
     Total current assets     292,062
          ----------
Deferred federal income taxes     6,395
Deferred charges and other assets     78,817
          ----------
          $4,262,531
          ==========
CAPITALIZATION AND LIABILITIES
------------------------------
Common share equity:
     Common shares, par value $1 per share     $   59,355
     Paid-in capital     3,978,540
     Retained earnings     50,533
     Unrealized gain on securities, net     196
          ----------
     Total common equity     4,088,624
          ----------
Current liabilities:
     Short-term debt     46,543
     Accounts payable (including $3,816,000 to subsidiaries)     10,607
     Accrued taxes and other     32,261
          ----------
Total current liabilities     89,411
          ----------
Other reserves and deferred credits     84,496
          ----------
          $4,262,531
          ==========

      NATIONAL GRID USA AND SUBSIDIARIES
Consolidated Balance Sheet
At September 30, 2000
(Unaudited)

ASSETS
------
     (In Thousands)

Utility plant, at original cost     $5,198,773
     Less accumulated provisions for depreciation and amortization
2,236,029
                         ----------
                         2,962,744
Construction work in progress     50,760
                         ----------
                    Net utility plant     3,013,504
                         ----------

Investments:
     Nuclear power companies, at equity     49,325
     Decommissioning trust funds     46,888
     Other investments, at cost     253,262
                         ----------
                    Total investments     349,475
                         ----------
Current assets:
     Cash          64,886
     Accounts receivable, including unbilled revenues,
      less reserves of $17,652,000     542,707
     Fuel, materials, and supplies, at average cost     28,554
     Prepaid and other current assets     29,873
     Regulatory assets - purchased power obligations     103,789
     Assets held for sale     197,851
                         ----------
                    Total current assets     967,660
                         ----------
Regulatory assets     1,675,126
Goodwill, net of amortization     2,021,397
Deferred charges and other assets     372,338
                         ----------
                         $8,399,500
                         ==========
CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Common share equity:
          Common shares, par value $1 per share     $   59,355
     Paid-in capital     3,977,616
     Retained earnings           50,533
     Unrealized gain on securities, net     2,645
                         ----------
                    Total common equity     4,090,149

     Minority interests in consolidated subsidiaries     30,666
     Cumulative preferred stock of subsidiaries     49,480
     Long-term debt     1,042,075
                         ----------
                    Total capitalization     5,212,370
                         ----------
Current liabilities:
     Long-term debt due within one year     15,291
     Short-term debt     110,043
     Accounts payable     269,307
     Accrued taxes     10,063
     Accrued interest     13,022
     Dividends payable     1,973
     Purchased power contract obligations     103,789
     Other current liabilities     98,277
                         ----------
                    Total current liabilities     621,765
                         ----------
Deferred federal and state income taxes     639,998
Unamortized investment tax credits     56,578
Accrued Yankee companies' nuclear plant costs     300,700
Purchased power obligations     662,625
Other reserves and deferred credits     905,464
                         ----------
                         $8,399,500
                         ==========
      MASSACHUSETTS ELECTRIC COMPANY
Balance Sheet
At September 30, 2000
(Unaudited)

ASSETS
------
          (In Thousands)

Utility plant, at original cost     $2,005,710
     Less accumulated provisions for depreciation     690,676
                         ----------
                         1,315,034
Construction work in progress     12,404
                         ----------
          Net utility plant     1,327,438
                         ----------
Goodwill, net of amortization     1,006,365

Current assets:
     Cash          5,097
     Accounts receivable:
          From electric energy services, including unbilled revenues
333,038
          Other (including $2,700,000 from affiliates)     4,654
               Less reserves for doubtful accounts     12,421
                         ----------
                         325,271
     Materials and supplies, at average cost     11,015
     Prepaid and other current assets     6,011
                         ----------
               Total current assets     347,394
                         ----------
Deferred charges and other assets     144,677
                         ----------
                         $2,825,874
                         ==========
CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Common stock, par value $25 per share, authorized
          and outstanding 2,398,111 shares     $   59,953
     Other paid-in capital     1,467,433
     Retained earnings     3,941
     Unrealized gain on securities, net     99
                         ----------
               Total common equity     1,531,426
     Cumulative preferred stock     40,675
     Long-term debt      372,598
                         ----------
               Total capitalization     1,944,699
                         ----------
Current liabilities:
     Short-term debt to affiliates     202,475
     Accounts payable (including $54,957,000 to affiliates)     196,906
     Accrued liabilities:
          Taxes     1,093
          Interest     7,850
          Other accrued expenses     47,527
     Customer deposits     4,128
     Dividends payable     652
                         ----------
               Total current liabilities     460,631
                         ----------
Deferred federal and state income taxes     216,219
Unamortized investment tax credits     15,299
Other reserves and deferred credits     189,026
                         ----------
                         $2,825,874
                         ==========

NATIONAL GRID USA SERVICE COMPANY, INC.
At September 30, 2000
 (In Millions, Rounded to Hundred Thousands of Dollars)


     Assets and Other Debits     As of
          September 30

     SERVICE COMPANY PROPERTY
     Service company property          $ 20.8
     Construction work in progress
                         ------
          Total Property       20.8
                    ------
     Less accumulated provision for depreciation
          and amortization of service
          company property          4.0
                    ------
               Net Service Company Property       16.8
                         ------
     INVESTMENTS
     Investments in associate companies

     Other Investments       96.2
                         ------
               Total Investments            96.2
                         ------
     CURRENT AND ACCRUED ASSETS
     Cash                  0.9
     Special deposits             0.6
     Working funds
     Temporary cash investments            60.0
     Notes receivable from associate companies
       (Money Pool)
     Accounts receivable
     Accumulated provision of uncollectible accounts
     Accounts receivable from associate companies            18.8
     Fuel stock expenses undistributed
     Materials and supplies
     Stores expense undistributed
     Prepayments             9.0
     Miscellaneous current and accrued assets
                         ------
               Total Current and Accrued Assets            89.3
                         ------
     DEFERRED DEBITS
     Unamortized debt expense
     Clearing accounts
     Miscellaneous deferred debits            54.5
     Research, development, or demonstration
       expenditures
     Accumulated deferred income taxes            17.0
                         ------
               Total Deferred Debits            71.5
                         ------
               TOTAL ASSETS AND OTHER DEBITS          $273.8
                         ======
      NATIONAL GRID USA SERVICE COMPANY, INC.
At September 30, 2000
(In Millions, Rounded to Hundred Thousands of Dollars)



          Liabilities and Proprietary Capital     As of
          September 30

PROPRIETARY CAPITAL
Common stock issued
Miscellaneous paid-in-capital     $ 28.2
Appropriated retained earnings
Unappropriated retained earnings        3.1
                    ------
          Total Proprietary Capital       31.3
                    ------

LONG-TERM DEBT
Advances from associate companies
Other long-term debt
Unamortized premium on long-term debt
Unamortized discount on long-term debt - debit
                    ------
          Total Long-Term Debt
                    ------

CURRENT AND ACCRUED LIABILITIES
Notes payable
Accounts payable       10.0
Notes payable to associate companies
Accounts payable to associate companies        1.3
Taxes accrued
Interest accrued
Dividends declared
Tax collections payable        0.2
Miscellaneous current and accrued liabilities       10.1
                    ------
          Total Current and Accrued Liabilities       21.6
                    ------
DEFERRED CREDITS
Other deferred credits      220.9
Accumulated deferred investment tax credits
                    ------
          Total Deferred Credits      220.9
                    ------
ACCUMULATED DEFERRED INCOME TAXES
                    ------
          TOTAL LIABILITIES AND PROPRIETARY CAPITAL     $273.8
                    ======

NANTUCKET ELECTRIC COMPANY
Balance Sheet
At September 30, 2000
(Unaudited)

ASSETS
------
     (In Thousands)

Utility plant, at original cost     $45,085
     Less accumulated provisions for depreciation     11,020
                         -------
                         34,065
Construction work in progress     (24)
                         -------
          Net utility plant     34,041
                         -------
Goodwill, net of amortization     15,284

Current assets:
     Cash and temporary cash investments     81
     Accounts receivable:
          From electric energy services, including unbilled revenues     3,098
          From affiliates     1,482
               Less reserves for doubtful accounts     50
                         -------
                         4,530
     Materials and supplies, at average cost          233
     Prepaid and other current assets          6
                         -------
               Total current assets           4,850
                         -------
Deferred charges and other assets           3,272
                         -------
                         $57,447
                         =======
CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Common stock, par value $1 per share
      Authorized - 1,200 shares
      Outstanding - 1 share     $     -
     Other paid-in capital     21,702
     Retained earnings     19
     Unrealized gain on securities, net     5
                         -------
               Total common equity     21,726
     Long-term debt      24,698
                         -------
               Total capitalization     46,424
                         -------
Current liabilities:
     Long-term debt due within one year     1,495
     Short-term debt to affiliates     2,575
     Accounts payable (including $491,000 to affiliates)     1,534
     Accrued liabilities:
          Taxes     218
          Interest     369
          Other accrued expenses     1,357
     Customer deposits     16
                         -------
               Total current liabilities     7,564
                         -------
Deferred federal and state income taxes     1,652
Unamortized investment tax credits     120
Other reserves and deferred credits     1,687
                         -------
                         $57,447
                         =======

[/TABLE]